Exhibit 21.1

Exhibit 21.1 List of Subsidiaries

Subsidiaries	Place of Incorporation

Elite Plus Developments Limited	British Virgin Islands

eHi Auto Services (Hong Kong) Holding Limited	Hong Kong

L&L Financial Leasing Holding Limited	Hong Kong

Shuzhi Information Technology (Shanghai) Co., Ltd.	PRC

Shanghai eHi Car Rental Co., Ltd.	PRC

Shanghai Taihao Financial Leasing Co., Ltd.	PRC

eHi Auto Services (Jiangsu) Co., Ltd.	PRC

Suzhou eHi Car Rental Co., Ltd.	PRC

Shijiazhuang eHi Car Rental Co., Ltd.	PRC

Jiangyin eHi Car Rental Co., Ltd.	PRC

Shanghai Smart Brand Auto Driving Services Co., Ltd.	PRC

Beijing Smart Brand Sunshine Labour Services Co., Ltd	PRC

Chongqing Smart Brand Auto Driving Technique Services Co., Ltd	PRC

Jinan eHi Car Rental Co., Ltd.	PRC

Beijing eHi Car Rental Co., Ltd.	PRC

Wuxi eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Siping Car Rental Co., Ltd.	PRC

Chongqing eHi Car Rental Co., Ltd.	PRC

Shenzhen eHi Car Repair Services Co., Ltd.	PRC

Hainan eHi Car Rental Co., Ltd.	PRC

Guangzhou Haida Car Rental Co., Ltd.	PRC

Shenyang Shenhai Car Rental Co., Ltd.	PRC

Shanghai eHi Chengshan Car Rental Co., Ltd.	PRC

Hanghzou eHi Car Rental Co., Ltd.	PRC

Shenzhen eHi Car Rental Co., Ltd.	PRC

Dabi eHi Car Rental Co., Ltd.	PRC

Shanghai eHi Electric Car Rental Services Co., Ltd.	PRC

Shanghai Shanjing Car Repair Services Co., Ltd.	PRC

Shanghai Taihan Trade Co., Ltd.	PRC

Shanghai eHi Information Technology Services Co., Ltd. (variable interest entity)	PRC